TERM NOTE

$1,500,000	Pittsburgh, Pennsylvania
February 18, 2005

                FOR VALUE RECEIVED, the undersigned, INTERNATIONAL PLASTICS AND EQUIPMENT CORP., a Pennsylvania corporation (“Borrower”) hereby promises to pay to the order of CITIZENS BANK OF PENNSYLVANIA (the “Bank”) the lesser of (i) the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) or (ii) the aggregate unpaid principal amount of the Term Loan (as defined in the Loan Agreement) made by the Bank to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of February 18, 2005, by and between the Borrower and the Bank (the “Loan Agreement”), together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof until maturity at the rate or rates per annum determined pursuant to Section 2.04 of, or as otherwise provided in, the Loan Agreement, payable on the dates set forth in Section 2.17 and Section 2.18 of, or as otherwise provided in, the Loan Agreement. The Borrower further promises to pay to the Bank interim payments of principal and interest on the outstanding principal balance of this Term Note in accordance with the provisions of Section 2.02(c) of the Loan Agreement. If not sooner paid, all unpaid principal, accrued interest and all other sums and costs incurred by the Bank in connection with the Term Loan, the Term Note or the making of the Term Loan, shall be due and payable on February 28, 2010, without notice, presentment or demand.

                All payments and prepayments to be made in respect of principal, interest or other amounts due from the Borrower under this Term Note (the “Term Note”) shall be payable no later than 2:00 p.m. Pittsburgh time, on the day when due. Such payments shall be made to the Bank at the office of the Bank located at 29th Floor, 525 William Penn Place, Pittsburgh, PA 15219, or at such other place as the Bank may designate in writing, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature. Borrower expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note, and an action for any amounts due and unpaid shall therefore accrue immediately.

                If any payment of principal or interest under this Term Note becomes due on a day which is a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania, such payment will be made on the next following business day on which the Bank is open for business and such extension of time will be included in computing interest in connection with such payment.

                This Term Note is the Term Note referred to in, and is entitled to the benefits of, the Loan Agreement, which Loan Agreement, among other things, provides for acceleration of the maturity hereof upon the happening of certain stated events. This Term Note is secured by, and is entitled to the benefits of, the Security Agreements, the Mortgages and certain other Loan Documents (as those terms are defined in the Loan Agreement), as each of them may be amended, modified or supplemented from time to time. Capitalized terms used in this Term Note which are defined in the Loan Agreement have the meanings assigned to them in the Loan Agreement unless otherwise expressly defined in this Term Note.

                Borrower represents and warrants that it has power and authority to execute and deliver this Term Note and to perform its obligations under this Term Note; that all such action has been duly and validly authorized by all necessary proceedings on the part of such Borrower; and that this Term Note has been duly and validly executed and delivered by the Borrower and it constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

                The provisions of this Term Note are intended to be severable. If any provision of this Term Note shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Term Note in any jurisdiction. This Term Note shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, assigns, heirs, personal representatives, and administrators of the Borrower and the Bank. Notwithstanding the foregoing, the Borrower is prohibited from transferring this Term Note, and any attempted transfer shall be null and void.

                This Term Note shall be governed by, and construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles applicable to the conflict of laws. The Borrower consents to the exclusive jurisdiction and venue of the Federal and State courts located in Allegheny County, Pennsylvania with respect to any suit arising out of, relating to, or mentioning this Term Note.

Remainder of page intentionally left blank

Confession of Judgment	Borrower Initials JG

THE BORROWER AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT OR UNDER THIS TERM NOTE TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF THE BANK OR ANY HOLDER OF THIS TERM NOTE, FOR ALL SUMS DUE AND UNPAID UNDER THIS TERM NOTE, WHETHER BY ACCELERATION OR NOT, WITH OR WITHOUT DECLARATION, WITH COST OF SUIT AND AN ATTORNEYS’ COMMISSION OF TEN PERCENT (10%), WITH RELEASE OF ALL ERRORS, WITHOUT STAY OF EXECUTION AND WITH REASONABLE ATTORNEYS’ FEES FOR COLLECTION. BORROWER ALSO WAIVES THE RIGHT OF INQUISITION OF ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER THE WRIT OF EXECUTION ON SAID VOLUNTARY CONDEMNATION, AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION, AND ALSO WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISE MENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR ENACTED IN THE FUTURE. IF A COPY OF THIS TERM NOTE, VERIFIED BY AFFIDAVIT OF THE BANK OR ANY HOLDER OF THIS TERM NOTE OR SOMEONE AUTHORIZED TO ACT ON BEHALF OF THE BANK OR ANY SUCH HOLDER, HAS BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL TERM NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER WILL NOT BE EXHAUSTED BY ANY SINGLE EXERCISE OF THE AUTHORIZED POWER, AND THE SAME MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER DEEMS NECESSARY OR DESIRABLE; AND THIS TERM NOTE WILL BE A SUFFICIENT WARRANT.

Waiver of trial by Jury	Borrower Initials JG

BORROWER EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS TERM NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

                IN WITNESSETH THEREOF, and intending to be legally bound, the Borrower has executed, issued and delivered this Term Note as of the day and year first written above.

INTERNATIONAL PLASTICS AND EQUIPMENT CORP.

By:	/s/ Joseph Giordano, Jr.
———————————————
Title:	President
———————————————